FLORIDA DEPARTMENT OF STATE
Division of Corporations

September 15, 2009

JON SARGENT
FRASCONA, JOINER, GOODMAN AND GREENSTEIN
4750 TABLE MESA DR
BOULDER, CO 80305

Re: Document Number P96000040767

The Articles of Amendment to the Articles of Incorporation of STUDIO II PRODUCTIONS, INC. which changed its name to STUDIO II BRAND, INC., a Florida corporation, were filed on September 11, 2009.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Cheryl Coulliette
Regulatory Specialist II
Division of Corporations

Letter Number: 809A00030373

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Studio II Productions, Inc.

DOCUMENT NUMBER: P96000040767

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Jon Sargent
(Name of Contact Person)

Frascona, Joiner, Goodman and Greenstein, P.C.
(Firm/ Company)

4750 Table Mesa Drive
(Address)

Boulder, CO 80305
(City/ State and Zip Code)

For further information concerning this matter, please call:

Jon Sargent at (303) 494-3000
(Name of Contact Person) (Area Code & Daytime Telephone Number)

Enclosed is a check for the following amount made payable to the Florida Department of State:

- [x] $35 Filing Fee
- [ ] $43.75 Filing Fee & Certificate of Status
- [ ] $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- [ ] $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Studio II Productions, Inc.
(Name of Corporation as currently filed with the Florida Dept. of State)

P96000040767
(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Studio II Brand, Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable: ______
(Principal office address MUST BE A STREET ADDRESS)

FILED
09 SEP 11 PM 12: 17
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______

New Registered Office Address: ______
(Florida street address)

______, Florida______
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

______
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove
______	______________________	______________________ ______________________ ______________________	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here**:
(attach additional sheets, if necessary). (Be specific)

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(if not applicable, indicate N/A)

N/A

The date of each amendment(s) adoption: 8/4/09

Effective date if applicable: 9/10/09
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

- [x] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

- [ ] The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

  "The number of votes cast for the amendment(s) was/were sufficient for approval

  by ________________________________."
  (voting group)

- [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

- [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 9/10/09

Signature X Cheung Ming X
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Cheung Ming
(Typed or printed name of person signing)

President
(Title of person signing)